Exhibit 99.1

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SEVEN MONTHS ENDED JULY 31, 2021 AND
YEAR ENDED DECEMBER 31, 2020

TABLE OF CONTENTS

Page

Consolidated Financial Statements Explanatory Note	1

Report of Independent Registered Public Accounting Firm	2

Consolidated Statements of Net Assets in Liquidation at July 31, 2021 and December 31, 2020 (Liquidation Basis)	3

Consolidated Statements of Changes in Net Assets in Liquidation for the Seven Months Ended July 31, 2021 and the Year Ended December 31, 2020 (Liquidation Basis)	4

Consolidated Statements of Cash Flows for the Seven Months Ended July 31, 2021 and the Year Ended December 31, 2020	5

Notes to Consolidated Financial Statements	6

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS EXPLANATORY NOTE

AS RECENTLY REPORTED, SWISHER HYGIENE INC. (“SWISHER” OR THE “COMPANY”) AND HONEYCREST HOLDINGS, LTD (“HONEYCREST”) ENTERED INTO A SETTLEMENT AGREEMENT DATED AUGUST 3, 2021, WHICH WAS APPROVED BY THE DELAWARE COURT ON AUGUST 6, 2021. THE SETTLEMENT AGREEMENT INCLUDES A PAYMENT OF $5.3 MILLION BY SWISHER TO HONEYCREST AND REMOVES THE FINAL OBSTACLE TO THE COMPANY’S COMPLETION OF ITS LIQUIDATION AND DISSOLUTION.

ADDITIONALLY, ON AUGUST 31, 2021, THE COMPANY FILED A MOTION WITH THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “DELAWARE COURT”) SEEKING APPROVAL TO MAKE A SECOND AND FINAL DISTRIBUTION OF APPROXIMATELY $2.1 MILLION TO ITS STOCKHOLDERS.

SEE THE ACCOMPANYING JULY 31, 2021 CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN THIS CURRENT REPORT FOR A MORE COMPLETE DISCUSSION OF THE FINALIZATION OF SWISHER HYGIENE INC.’S PLAN OF DISSOLUTION.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors
Swisher Hygiene Inc.
Fort Lauderdale, Florida:

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of net assets in liquidation (liquidation basis) of Swisher Hygiene Inc. (the "Company"), as of July 31, 2021 and December 31, 2020 and the related consolidated statements of changes in net assets in liquidation (liquidation basis) and cash flows for the seven month period ended July 31, 2021 and year ended December 31, 2020 and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the net assets in liquidation (liquidation basis) of the Company at July 31, 2021 and December 31, 2020, and the changes in net assets in liquidation (liquidation basis) for the seven month period ended July 31, 2021 and year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, on April 8, 2016 the board of directors of the Company approved filing a Certificate of Dissolution on May 27, 2016 and the Company determined liquidation is imminent. As a result, the Company changed its basis of accounting on April 1, 2016 from the going concern basis to a liquidation basis. Our opinion is not modified as a result of the Company adopting the liquidation basis of accounting.

HACKER, JOHNSON & SMITH PA
We have served as the Company's auditor since 2016.
Fort Lauderdale, Florida
August 31, 2021

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF NET ASSETS
IN LIQUIDATION AT JULY 31, 2021 AND DECEMBER 31, 2020
(LIQUIDATION BASIS)
(In thousands)

	At July 31, 2021	At December 31, 2020
	(Liquidation Basis)	(Liquidation Basis)
Assets :
Cash	$3,110	$314

Investments in held-to-maturity debt securities (Fair value of $4,583 and $7,898)	4,583	7,900

Accrued estimated future interest income during liquidation	—	16
Other assets	—	2
Total assets	$7,693	$8,232

Liabilities:
Accounts payable	79	124
Accrued expense and other liabilities	5,300	1,667
Liability for estimated future costs during liquidation	218	1,635
Total liabilities	$5,597	$3,426

Net assets in liquidation	$2,096	$4,806

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
IN LIQUIDATION FOR THE SEVEN MONTHS ENDED JULY 31, 2021 AND
THE YEAR ENDED DECEMBER 31, 2020
(LIQUIDATION BASIS)
(In thousands)

	Seven Months Ended July 31, 2021	Year Ended December 31, 2020
	(Liquidation Basis)	(Liquidation Basis)
Net assets in liquidation beginning of period	$4,806	$16,297
Changes in net assets in liquidation
Change in cash	2,796	(2,774)
Change in restricted time deposits	—	(143)
Change in investments in held-to-maturity debt securities	(3,317)	(8,130)
Change in interest income receivable	—	(28)
Change in accrued estimated future interest income during liquidation	(16)	(170)
Change in other assets	(2)	(17)
Change in accounts payable	45	85
Change in accrued expense and other liabilities	(3,633)	80
Change in liability for estimated future costs during liquidation	1,417	(394)
Net decrease in net assets in liquidation	$(2,710)	$(11,491)
Net assets in liquidation, end of period	$2,096	$4,806

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SEVEN MONTHS ENDED JULY 31, 2021 AND
THE YEAR ENDED DECEMBER 31, 2020
(In thousands)

	Seven Months Ended July 31, 2021	Year Ended December 31, 2020
Cash flows from operating activities:
Interest income received	$—	$55
Other cash receipts	2	18
General and administrative expense payments	(523)	(1,261)
Net cash used in operating activities	(521)	(1,188)

Cash flows from investing activities:
Investments in held-to-maturity debt securities	(12,970)	(44,949)
Proceeds from maturity of held-to-maturity debt securities	16,287	53,220
Proceeds from maturity of restricted time deposits	—	143
Net cash provided by investing activities	3,317	8,414

Cash flows from financing activity -
Cash distributed to stockholders	—	(10,000)

Net increase (decrease) in cash	2,796	(2,774)
Cash at beginning of period	314	3,088
Cash at end of period	$3,110	$314

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SEVEN MONTHS ENDED JULY 31, 2021 AND THE YEAR ENDED DECEMBER 31, 2020

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Description of Business Operations

Swisher Hygiene Inc. and its wholly-owned subsidiaries provided essential hygiene and sanitizing solutions that included cleaning and sanitizing chemicals, restroom hygiene programs and a full range of related products and services. We sold consumable products such as detergents, cleaning chemicals, soap, paper, water filters and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products as well as additional services such as the cleaning of facilities. We served customers in a wide range of end-markets, with a particular emphasis on the food service, hospitality, retail and healthcare industries.

At the annual meeting of stockholders of Swisher Hygiene Inc., held on October 15, 2015, stockholders approved (i) the sale of Swisher Hygiene Inc.’s last remaining operating business (the “Sale Transaction”) and (ii) a plan of complete liquidation and dissolution (the “Plan of Dissolution”). On November 2, 2015, the sale of the remaining operating business was completed and immediately thereafter, Swisher Hygiene Inc. became a shell company (as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended) with no remaining operating assets and no revenue producing business or operations. The Consolidated Financial Statements included herein include the consolidated accounts of Swisher Hygiene Inc. (parent company) and Integrated Brands, Inc., its wholly-owned subsidiary (see Note 6, “Commitments and Contingencies”). References to “the Company”, “we”, “us”, and “our” herein means Swisher Hygiene Inc. and Integrated Brands, Inc., its consolidated subsidiary.

Plan of Distribution

On April 8, 2016, the board of directors of Swisher Hygiene Inc. unanimously approved the filing of a Certificate of Dissolution (the “Certificate”) that was subsequently filed on Friday, May 27, 2016 (the “Final Record Date”) with the Secretary of State of the State of Delaware. The filing of the Certificate was made pursuant to a Plan of Dissolution approved by stockholders at the Company’s annual meeting held on October 15, 2015.

The Company previously notified OTCQB that the Certificate would be filed on the Final Record Date. As a result of the filing of the Certificate, as of 6:00 pm Eastern Time on the Final Record Date, the Company’s shares ceased to be traded on OTCQB. Also, after the Final Record Date, the Company’s stock transfer books were closed and the Company will not record any further transfers of its common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or operation of law, and the Company will not issue any new stock certificates other than replacement certificates.

Pursuant to the Plan of Dissolution, and under Delaware law, the dissolution of the Company was effective as of 6:00 pm Eastern Time on the Final Record Date. Under Delaware law, the dissolved corporation is continued for three (3) years from the date on which the Certificate of Dissolution was filed with the Secretary of State of the State of Delaware, unless extended by direction of the Court of Chancery of The State of Delaware (the “Delaware Court”), to enable the Company’s directors to wind up the affairs of the corporation, including to discharge the Company’s liabilities and to distribute to the stockholders any remaining assets. At the present time, extensions to continue the Company’s existence through December 31, 2021 have been approved by the Delaware Court, however, the Company currently expects its existence to end prior to that date.

On June 12, 2020, the Delaware Court approved the Company’s motion to make an interim distribution to its stockholders of not more than $10.0 million (the “Interim Distribution”) and directed the Company to establish a restricted asset reserve of approximately $6.9 million for the Honeycrest Holdings Ltd. (“Honeycrest”) claim (the “Honeycrest Reserve”), which is the last remaining unresolved claim against the Company. The Delaware Court determined that the $6.9 million Honeycrest Reserve was “reasonably, in fact amply, likely to satisfy any judgment obtained by Honeycrest and has restricted the Company from using any part of the Honeycrest Reserve to pay remaining wind down costs without first obtaining Delaware Court approval. On July 15, 2020, an Interim Distribution of approximately $10.0 million, or $0.5657 per common share, was paid to stockholders of record as of June 29, 2020.

On November 12, 2020, the Company filed a Motion for a Second Interim Distribution seeking to distribute $5.0 million to its stockholders and to reduce the Honeycrest Reserve to $1.8 million. That motion was opposed by Honeycrest. On March 5, 2021, the Delaware Court ruled from the bench and denied the Company’s motion. The Delaware Court encouraged both the Company and Honeycrest to take action to resolve this matter promptly and to submit their dispute to alternative dispute resolution and ruled that it would hold status conferences every two months until Honeycrest’s claims were resolved. The first of those conferences was held on May 5, 2021, and a second conference was held on July 12, 2021.

On August 3, 2021, Swisher and Honeycrest entered into a final settlement agreement that settled all claims, lawsuits and all other known and unknown matters between the parties (the “Settlement Agreement”) and removed the final obstacle to the completion of Swisher’s dissolution. The Settlement Agreement was approved by the Delaware Court on August 6, 2021. The Settlement Agreement required Swisher to make a payment of $5.3 million to Honeycrest which the Company did on August 11, 2021. See Note 6, “Commitments and Contingencies” for a more complete discussion of Honeycrest legal matters.

On August 31, 2021, the Company filed a motion with the Delaware Court seeking approval for a second and final liquidating distribution of approximately $2.1 million to its stockholders (the “Second and Final Distribution”). See Note 2, “Net Assets in Liquidation” for a more complete discussion of Swisher stockholder liquidating distributions.

Relief from Certain SEC Reporting Obligations

The Securities and Exchange Commission (“SEC”) granted the Company’s request for no-action relief from filing future periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 beginning with its quarterly report on Form 10-Q for the quarter ended June 30, 2016 (as reported in the Company’s Current Report on Form 8-K filed on August 12, 2016). In accordance with the terms of the no-action relief, the Company will disclose material developments relating to its (i) liquidation, including the amounts of any liquidation distributions, payments and expenses, (ii) dissolution, (iii) financial condition, and (iv) other material developments including material developments relating to the Honeycrest Holdings, Ltd. v Integrated Brands, Inc. litigation (discussed in Note 6, “Commitments and Contingencies” to these Consolidated Financial Statements). Additionally, the Company intends to file a final Current Report on Form 8-K and a Form 15 to deregister its common stock when the liquidation and dissolution are complete.

The Company elected to provide the Financial Statements that would have otherwise been required to be filed in Part I, Item 1. of its June 30, 2016 Form 10-Q in a Current Report on Form 8-K filed with the SEC on August 19, 2016. Such Consolidated Financial Statements included the Company’s initial implementation of Accounting Standards Update No. 2013-07, (“ASU No. 2013-07, Liquidation Basis of Accounting,”) which was adopted by the Company effective April 1, 2016. In addition, liquidation basis consolidated financial statements of the Company for the nine months ended December 31, 2016 and the years ended December 31, 2017, 2018, 2019 and 2020 were filed with the SEC as Current Reports on Form 8-K on April 12, 2017, April 22, 2018, April 2, 2019, March 20, 2020 and March 30, 2021, respectively.

Basis of Presentation

These Consolidated Financial Statements include the financial statements required under the liquidation basis of accounting: a Statement of Net Assets in Liquidation and a Statement of Changes in Net Assets in Liquidation. Additionally, we have presented a Statement of Cash Flows, as we believe its inclusion provides additional useful financial information relevant to the Company’s liquidation period financial activities.

The Company has prepared the accompanying consolidated financial statements discussed above on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Intercompany balances and transactions have been eliminated in consolidation. Financial statement and tabular information, other than share or per share data, is presented in thousands of dollars. Other than its final fiscal year which began on January 1, 2021 and ended on July 31, 2021, the Company’s fiscal year begins on January 1 and ends on December 31.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of net assets in liquidation and changes in net assets in liquidation and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates. Material estimates that are particularly susceptible of significant change during the liquidation period relate to liability for estimated future litigation costs during liquidation and the amount of shareholder distribution, if any, and the timing of such distribution, if at all.

Significant Accounting Policies

Liquidation Basis of Accounting

As a result of the stockholder approval of the Plan of Dissolution and subsequent resolution approving the filing of a Certificate of Dissolution, the Company determined that liquidation was imminent and therefore adopted the liquidation basis of accounting as of April 1, 2016 and for all periods subsequent to April 1, 2016 in accordance with U.S. GAAP. Accordingly, on April 1, 2016, assets were adjusted to their estimated net realizable value, or liquidation value, which represents the estimated amount of cash that the Company will receive and disburse as it carries out its plan of liquidation. The liquidation value of the Company’s assets is presented on an undiscounted basis. Liabilities are carried at their contractual amounts due or estimated settlement amounts.

The Company accrued costs and income that it expects to incur and earn during the liquidation period to the extent it has a reasonable basis for estimation. Actual costs and income may differ from amounts reflected in the consolidated financial statements because of inherent uncertainty in estimating future events. These differences may be material. Net assets in liquidation represent the estimated liquidation value available to holders of common shares upon liquidation.

Cash

Cash consists of amounts held on deposit at Wells Fargo.

Investments and Interest Income

The Company maintains a documented investment policy with a goal of capital preservation with income enhancement. In accordance with this policy, the Company makes investments in (i) corporate bonds rated by Moody’s as Aaa through Baa1 or by Standard and Poor’s as AAA through BBB+ and (ii) corporate commercial paper rated by Moody’s as P-2 or higher or by Standard and Poor’s as A-2 or higher. In accounting for these investments, we have primarily followed the guidance in ASU No. 2013-07, Liquidation Basis of Accounting. Accordingly, the asset value related to our total corporate debt investments at July 31, 2021 and December 31, 2020 is equal to the sum of (a) the principal amounts of cash to be received upon the maturity of each corporate debt security (“par” or “carrying” value) and (b) the total amount of cash to be received for interest payments on each corporate debt security (assuming re-investments) from the end of each accounting period until the maturity date of such security. Under the Company’s accounting treatment, all bond premiums paid and bond discounts received have been written off during the period of origination and therefore have not been included in the net assets in liquidation balances at July 31, 2021 and December 31, 2020.

The Company reviews the fair value of each of its held-to-maturity debt securities on a regular basis to determine whether decreases to the carrying value of such securities are required. Market prices for such debt securities are readily available in the active markets in which those securities are traded.

Liabilities for Estimated Costs during Liquidation

In accordance with ASU No. 2013-07, the Company accrues costs that it expects to incur during the liquidation period to the extent that it has a reasonable basis for estimation. Actual costs incurred but unpaid as of July 31, 2021 and December 31, 2020, respectively, are included in “Accounts payable” and “Accrued expense and other liabilities”. Future costs expected to be incurred and paid subsequently through the end of the liquidation periods, respectively, are included in the line captioned “Liability for estimated future costs during liquidation” in the Consolidated Statements of Net Assets in Liquidation. However, at July 31, 2021 all the remaining costs of liquidation are readily determinable based upon actual invoice amounts and contractual agreement.

Income Taxes

The Company’s policy is to evaluate uncertain tax positions under ASC 740-10, Income Taxes. As of July 31, 2021 and December 31, 2020, the Company has not identified any uncertain tax positions requiring recognition in the accompanying consolidated financial statements.

NOTE 2 – NET ASSETS IN LIQUIDATION

Net assets in liquidation represent the estimated liquidation value available to holders of common stock shares upon liquidation. As of both July 31, 2021 and December 31, 2020, there were 17,675,220 shares of the Company’s common stock issued and outstanding.  As discussed in Note 1, “Plan of Distribution,” on August 3, 2021 Swisher entered into a Settlement Agreement with Honeycrest which removed the last obstacle to Swisher’s completion of its dissolution. On August 31, 2021, the Company filed a motion with the Delaware Court seeking approval to make a Second and Final Liquidating Distribution of approximately $2.1 million to stockholders. Previously, on July 15, 2020, Swisher made an interim liquidating distribution of approximately $10.0 million (or $0.5657 per common share) to its stockholders of record as of June 29, 2020.

With all Honeycrest legal matters now settled, the Company expects to receive and pay all final vendor invoices during the month of August 2021 or shortly thereafter. After payment of the Honeycrest $5.3 million settlement and final wind-up costs of approximately $300,000 during August 2021 (see Note 7, “Subsequent Events”), the Company expects to transfer the total amount of its remaining liquidation value, or the “net assets in liquidation” balance presented in its audited Consolidated Statement of Net Assets in Liquidation at July 31, 2021, of approximately $2.1 million to its transfer agent, the TSX Trust Company, to fund the Second and Final Liquidating Distribution to the Company’s stockholders.

See Note 3, “Investments” and Note 4 “Liabilities” for disclosures about the amount of cash that the Company has collected or expected to collect and amounts that the Company is obligated or expected to be obligated to pay during the course of the liquidation, as presented in our Consolidated Statements of Net Assets in Liquidation as of July 31, 2021 and December 31, 2020.

NOTE 3 – INVESTMENTS

This Note should be read in conjunction with the Significant Accounting Policies – Investments and Interest Income section of Note 1. During the seven months ended July 31, 2021 and the year ended December 31, 2020, the Company made investments in certain held-to-maturity debt securities. These investments consisted of corporate bonds and corporate commercial paper. Analyses of investment activity for the seven months ended July 31, 2021 and the year ended December 31, 2020 are presented in the tables below (in thousands):

	Seven Months Ended July 31, 2021
	Principal to be received upon maturity (par value)	Bond Discount	Interest Income Receivable (earned)	Accrued estimated future interest income during liquidation (to be earned)	Total Asset Value

Balance at December 31, 2020	$7,900	$—	$—	$16	$7,916
Cash activity – Seven Months Ended July 31, 2021
Cash paid for investments	12,970	(10)	—	—	12,960
Cash received for matured investments	(16,287)	—	—	—	(16,287)
Cash received for interest	—	—	—	—	—
Net cash activity – Seven Months Ended July 31, 2021	(3,317)	(10)	—	—	(3,327)

Accruals and adjustments- Seven Months Ended July 31, 2021:
Write-off bond discount	—	10	—	—	10

Adjust accrual for accrued estimated future interest income during liquidation	—	—	—	(16)	(16)
Net accruals and adjustments- Seven Months Ended July 31, 2021	—	10	—	(16)	(6)

Balance at July 31, 2021	4,583	$—	$—	$—	$4,583

	Year Ended December 31, 2020
	Principal to be received upon maturity (par value)	Bond Discount	Interest Income Receivable (earned)	Accrued estimated future interest income during liquidation (to be earned)	Total Asset Value

Balance at December 31, 2019	$16,030	$—	$28	$186	$16,244
Cash activity – Year Ended December 31, 2020:
Cash paid for investments	45,090	(141)	—	—	44,949
Cash received for matured investments	(53,220)	—	—	—	(53,220)
Cash received for interest	—	—	(55)	—	(55)
Net cash activity – Year Ended December 31, 2020	(8,130)	(141)	(55)	—	(8,326)

Accruals and adjustments - Year Ended December 31, 2020:
Write-off bond discount	—	141	—	—	141
Accrued interest earned	—	—	27	—	27
Adjust accrual for accrued estimated future interest income during liquidation	—	—	—	(170)	(170)
Net accruals and adjustments- Year Ended December 31, 2020	—	141	27	(170)	(2)

Balance at December 31, 2020	$7,900	$—	$—	$16	$7,916

On August 5, 2021, the Company sold the remaining three (3) commercial paper notes that it owned for a total of approximately $4,583,000. These sale proceeds, along with other Company cash resources, were used to fund the $5.3 million Settlement Agreement payment made to Honeycrest on August 11, 2021.

NOTE 4 – LIABILITIES

The Company accrues costs in the normal course of business through the end of each accounting period. Costs expected to be paid in the subsequent accounting period are classified within accounts payable and totaled $79,000 and $124,000 at July 31, 2021 and December 31, 2020, respectively. Accrued expense and other liabilities are recorded in a separate liability account and consist of litigation accruals related to the Honeycrest matter discussed below.

In connection with the Honeycrest Holdings, Ltd. litigation, as discussed further in Note 6, “Commitments and Contingencies” – Other Matters, the Company recorded a litigation accrual. Such accrual was originally recorded in the consolidated accounts of CoolBrands International, Inc. prior to its domestication to the State of Delaware as Swisher Hygiene Inc. in 2010. Due to uncertainties related to the resolution of this matter, this estimated accrual in the amount of approximately $1,667,000 has remained as a liability on the Company’s books since that time, and has been included in our Consolidated Statements of Net Assets in Liquidation throughout the liquidation period up to inclusion in our December 31, 2020 Consolidated Financial Statements. Based upon the execution and Delaware Court’s approval of the Settlement Agreement, the Company adjusted its litigation accrual balance to $5.3 million as of July 31, 2021.

As discussed earlier, the Liquidation Basis of Accounting requires the Company to estimate and accrue all costs associated with implementing and completing the plan of liquidation. Accordingly, over and above the liabilities discussed above, the Company has accrued additional liabilities totaling $218,000 and $1,635,000 for estimated future costs expected to be incurred during the remainder of the liquidation periods at July 31, 2021 and December 31, 2020, respectively, as summarized below (in thousands). All remaining outstanding liabilities of the Company are expected to be fully paid by approximately August 31, 2021.

	At July 31, 2021	At December 31, 2020
Legal costs	$42	$1,033
Accounting and audit costs	63	121
Corporate management and administrative costs	113	481
Liability for estimated future costs during liquidation	$218	$1,635

As a result of the Company entering into the Settlement Agreement, a substantial amount of legal, accounting and administrative wind-up costs previously estimated to be incurred by the Company during the course of preparing its December 31, 2020 Consolidated Financial Statements, as well as arbitration or other alternative dispute resolution proceedings, were avoided.

NOTE 5 – INCOME TAXES

There was no current tax benefit or provision for the seven month period ended July 31, 2021 and the year ended December 31, 2020 due to cumulative capital and net operating losses, and no income taxes have been paid by the Company during these periods. There also was no deferred income tax benefit or provision for these periods as a result of a full valuation allowances against net deferred tax assets at the beginning and end of such periods.

Deferred taxes in the accompanying Consolidated Statements of Net Assets in Liquidation are comprised of the following components (in thousands):

	At July 31, 2021	At December 31, 2020
Deferred tax assets

Net operating loss carryforwards	13,914	13,227
Accruals for estimated future net liquidation costs	—	410

Total deferred income tax assets	13,914	13,637
Valuation allowance	(13,914)	(13,637)
Net deferred tax assets	—	—
Deferred tax liabilities
Total deferred tax liabilities	—	—
Total net deferred income tax assets$	$—	—

At July 31, 2021, the Company has net operating loss (“NOL”) carryforwards for federal income tax purposes of approximately $54,900.000. During the tax year ended December 31, 2020, a capital loss carryforward of approximately $128,200,000 expired.

We have no unrecorded tax positions. The tax years ended December 31, 2017 through December 31, 2020 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions. Due to the significant NOL carryforwards discussed earlier, no income tax liabilities have been accrued at July 31, 2021 and December 31, 2020.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

Honeycrest Holdings, Ltd.

The Honeycrest Holdings, Ltd. v. Integrated Brands, Inc. matter relates to a longstanding dispute between Honeycrest Holdings, Ltd. (“Honeycrest”) and Integrated Brands, Inc. (“Integrated”) f/k/a Steve’s Homemade Ice Cream, Inc. (“Steve’s”) and Heidi’s Frozen Yogurt Shoppes, Inc. (“Heidi’s”) involving a license granted by Integrated to Honeycrest in 1990, which licensed to Honeycrest the right to manufacture and sell certain ice cream products in the United Kingdom (the “1990 License Agreement”).  In 1998, Honeycrest filed an action against Integrated (Honeycrest Holdings, Ltd. v. Integrated Brands, Inc., New York Supreme Court, Queens County (Index No. 5204/1998) (“Honeycrest”) alleging a breach of the licensing agreement. Integrated responded by denying the material allegations and alleging Honeycrest had breached the license agreement.  Subsequently, Integrated merged with a subsidiary of Coolbrands International Inc. (“Coolbrands”) and in 2001, Honeycrest filed a similar action against Coolbrands and Integrated (Honeycrest Holdings, Ltd. v. Coolbrands International, Inc., et al., New York Supreme Court, Queens County (Index No. 29666/01, renumbered as an e-filed case under Index No. 705039/2020) (“Honeycrest II”).  The actions against Integrated and Coolbrands have been combined (although not consolidated) for joint trial.  In 2010, Coolbrands (formerly a Canadian corporation) was domesticated in the State of Delaware as Swisher Hygiene Inc. and thereafter acquired Swisher International, Inc.  In 2015, Swisher Hygiene Inc. sold all of the stock of its wholly owned subsidiary, Swisher International, Inc., to Ecolab Inc., but retained indirect ownership of Integrated.

In January 2016, Honeycrest filed a motion to amend the Coolbrands complaint to substitute Swisher Hygiene Inc. for Coolbrands as a defendant in that case. Honeycrest’s motion was granted on October 5, 2016.

On May 11, 2017, Honeycrest filed a third complaint against Swisher Hygiene Inc., Integrated Brands, Inc., 7624026 Canada Inc. (“762”), and John and Jane Does #1 through #99 in the Supreme Court of the State of New York, Queens County (Index No. 106482/2017) (“Honeycrest III”) (the “2017 Complaint”). On September 1, 2017, the 2017 Complaint was amended (the “2017 Amended Complaint”).

In addition to defendants named in the earlier litigation, the 2017 Amended Complaint adds 762, a subsidiary of the Company, and unnamed individuals. This case asserts causes of action against all defendants for alleged conveyance by insolvents, for alleged intentional fraudulent conveyance of assets from Integrated to Coolbrands, and the unjust enrichment of the defendants as a result of the alleged fraudulent conveyances. Plaintiff seeks judgment against Integrated, the Company, 762 and any subsequent transferee for, inter alia, “money damages to the extent its claims against Integrated and the Company are not satisfied” and for attorneys’ fees and costs. On November 3, 2017 defendants filed a motion to dismiss Plaintiff’s Amended Complaint. On July 12, 2018, the New York Supreme Court, Queens County, granted Defendants’ motion on the grounds of forum non conveniens and dismissed Honeycrest III against all Defendants. Following the dismissal, Plaintiff filed a notice of appeal with the New York Supreme Court, Appellate Division.

In 2020, Honeycrest filed a motion seeking to strike the Answer and Counterclaim of the Company and Integrated in Honeycrest II for alleged spoliation of evidence. On January 12, 2021, the New York Supreme Court, Queens County, denied Honeycrest’s motion, noting that the court could not find a clear showing of willful spoliation of evidence and further finding that Honeycrest’s motion was barred by the doctrine of laches. On January 28, 2021, Honeycrest filed a notice of appeal of the court’s adverse ruling.

The litigation involving Honeycrest and Integrated and/or Coolbrands involves a commercial dispute centered on a licensing arrangement that was entered into over 30 years ago between Steve’s and Heidi’s on the one hand, and Honeycrest on the other. That litigation spans 23 years, during which time it has been episodically dormant with periods of extended discovery, motion practice, unsuccessful attempts at mediation attempted settlements and other activities.

In addition to the Honeycrest litigation discussed above, Honeycrest filed claims in response to the Company’s dissolution in the State of Delaware, discussed below under “Dissolution of the Company.” On November 10, 2016, the Company received correspondence from Honeycrest’s counsel alleging that its client has suffered damages of not less than $17.75 million, exclusive of prejudgment interest at the annual rate of nine percent (9%). Additionally, Honeycrest’s counsel estimated an additional $10.0 million in damages for other unspecified claims it may have. On February 3, 2020, Honeycrest also filed an objection opposing the Company’s Motion for an Interim Distribution to Stockholders (discussed below under “Dissolution of the Company”) alleging that it had “formidable claims that have a high likelihood of success for far more than” the Company's remaining Net Assets in Liquidation, and accordingly opposing any interim distribution to the Company’s stockholders. The Company filed its response to Honeycrest’s objection on February 24, 2020. On April 28, 2020, the Delaware Court heard oral argument on the Company’s Motion for an Interim Distribution and on June 12, 2020, the Delaware Court granted the Company’s Motion for an Interim Distribution of not more than $10.0 million. Additionally, at that time the Delaware Court set a restricted asset reserve amount (the “Honeycrest Reserve”) of $6.9 million for the Honeycrest matter, which the Company is restricted from using to pay remaining wind down costs without first obtaining Delaware Court approval, while the merits of those claims are being determined (see Note 1, “Plan of Distribution”).  Following the Delaware Court’s ruling, the Company made a distribution to its stockholders of record of approximately $10.0 million, or $0.5657 per common share, on July 15, 2020.  On November 12, 2020, the Company filed a Motion for a Second Interim Distribution seeking to distribute $5.0 million to its stockholders and to reduce the Honeycrest Reserve to $1.8 million.  That motion was opposed by Honeycrest. On March 5, 2021, following oral argument, the Delaware Court denied the Company’s motion for a Second Interim Distribution and declined to reduce the Honeycrest Reserve of $6.9 million that it had previously set for Honeycrest’s claims.  However, the Delaware Court encouraged the parties to take action to resolve this matter promptly and to submit their dispute to alternative dispute resolution and ruled that it would hold status conferences every two months until the claims of Honeycrest were resolved.  The first of those conferences took place on May 5, 2021 and a second conference was held on July 12, 2021.

On August 6, 2021, the Court of Chancery of the State of Delaware (the “Delaware Court”) approved a settlement agreement dated August 3, 2021 (the “Settlement Agreement”), between the Company and Honeycrest and its affiliates (collectively, “Honeycrest”). The Settlement Agreement settles all claims, demands and causes of action of any kind or nature whatsoever, whether known or unknown, that Honeycrest has made or could have made previously, now, or hereafter against the Company, its stockholders, or its affiliates, arising from the 1990 License Agreement.

The Settlement Agreement resolves over 23 years of litigation represented by three New York cases, Honeycrest I, Honeycrest II and Honeycrest III. The Settlement Agreement also terminates all appeals, including Honeycrest’s 2018 appeal of the dismissal of the 2017 Amended Complaint in Honeycrest II, and Honeycrest’s 2021 appeal of the denial of Honeycrest’s motion to strike Swisher’s Answer and Counterclaim in Honeycrest II, both of which were pending at the time of the Settlement Agreement.

The Settlement Agreement includes a payment by Swisher to Honeycrest of $5.3 million, and removes the final obstacle to the Company’s dissolution and final liquidation.

As noted above, in June 2020 the Delaware Court permitted the Company to make a $10.0 million interim distribution to the Company’s stockholders. At that time, however, the Delaware Court ordered the Company to establish a reserve (the “Honeycrest Reserve”) of $6.9 million for the Honeycrest claim. In March 2021, the Delaware Court denied the Company’s request for a second interim distribution to stockholders of $5.0 million. In May 2021, the Delaware Court denied the Company’s request to utilize a portion of the Honeycrest Reserve for defense costs associated with the Honeycrest claim. With this background, along with recent negotiation, and given the 23-year history of the Honeycrest litigation extensively discussed in prior Company filings, the Company believes a resolution of this dispute by any means other than a settlement agreement was highly unlikely in the foreseeable future. Moreover, the cost of prolonged litigation and unrelated administrative, legal and accounting costs would have continued to deplete the Company’s remaining assets, threatening any further distribution to the Company’ stockholders. Accordingly, the Company, seeking to bring this matter to a close on the best available terms for its stockholders, entered into the Settlement Agreement.

Dissolution of the Company

On February 6, 2018, Swisher Hygiene Inc. filed a Verified Petition for Dissolution (the “Petition”) in the Delaware Court styled In re Swisher Hygiene Inc. C.A. No. 2018-0080-SG (Del.Ch.). The Petition was filed pursuant to the dissolution and claims process outlined in Section 280 of the General Corporation Law of the State of Delaware. Section 280 of the General Corporation Law of the State of Delaware, requires the Company to reserve the entire amount of its net assets in dissolution and seek court approval prior to any distribution to creditors or stockholders.

On June 27, 2019, the Company filed a motion with the Delaware Court seeking approval to make an interim distribution to stockholders of not more than $10.0 million (the “Interim Distribution”).  In the motion, the Company identified all known remaining claims against the Company and the amount of those claims as alleged by the respective claimants.  As set forth in the motion, the Company disputed the validity and amount of each of those claims.  Nevertheless, in support of its motion seeking approval for the Interim Distribution to stockholders, the Company proposed to retain Net Assets in Liquidation, after the Interim Distribution, which in aggregate substantially exceeded  the amount of all alleged claims, other than claims associated with the Honeycrest Holdings, Inc. litigation, for which the Company had a litigation accrual of an additional $1,667,000, which has been on its consolidated balance sheets since prior to 2010.   As noted earlier, Honeycrest had filed a brief with the Delaware Court objecting to the Company’s Motion for an Interim Distribution, and is the only party to do so.

On October 8, 2019, the Company filed three motions with the Delaware Court; two of which relate to a process for submitting and resolving six miscellaneous claims (the “Process Motions” and “Miscellaneous Claims” respectively); and the third of which requested an order dismissing a new claim made by 2208742 Ontario Inc (the “Ontario Claim”) on the basis that it is barred as a matter of law.  The Ontario Claim consists of a demand for $970,000, plus interest, which was made against the Company on September 10, 2019, nearly three years after the period for making claims against the Company under Section 280 of the General Corporation Law of the State of Delaware expired.  On December 16, 2019, the Delaware Court granted the Process Motions and set a notice and briefing schedule for the remaining six Miscellaneous Claims.  On January 24, 2020, following oral argument on the Company’s Motion to Dismiss the Ontario Claim, the Delaware Court ordered the Company to establish a reserve of $150,000 for the Ontario claim.  On February 24, 2020, following a meeting between the Company’s CEO and the sole shareholder of Ontario, Ontario and the Company agreed to a settlement, subject to approval of the Delaware Court, which requires a payment by the Company of $150,000 to Ontario in settlement of all claims between the parties.  The Delaware Court approved the settlement of the Ontario claim on March 25, 2020, and the Company has made the required payment.   Of the six remaining Miscellaneous Claims, two claimants failed to follow the Process Motions, and accordingly, the Company has requested that the Delaware Court bar those two claimants from pursuing their claims further.  A third claimant, Ecolab Inc, which had filed a claim for reimbursement of legal fees in the amount of $1,178,000, resolved its claim against the Company for $150,000, shortly before the Company filed its brief on February 24, 2020 responding to the Miscellaneous Claims.  As with the Ontario settlement, the Company’s settlement with Ecolab Inc., and the payment of $150,000 to resolve all claims between the parties, is subject to approval of the Delaware Court, and on March 25, 2020, the Delaware Court approved the payment of $150,000 to Ecolab Inc. and the Company has made the required payment.

On April 28, 2020, the Delaware Court heard oral argument on the Company’s Motion for Interim Distribution, including Honeycrest’s opposition to such motion, and considered the Miscellaneous Claims discussed above.  On June 12, 2020, in a Letter Opinion, the Delaware Court considered all remaining claims, including those of Honeycrest, and dismissed all but the Honeycrest claims, and one of the Miscellaneous Claims.  For the Honeycrest claim, the Delaware Court set a restricted asset reserve of $6.9 million, as discussed above.  The remaining Miscellaneous Claim was subsequently settled for $1,000 during 2020.  In addition to addressing the Honeycrest and Miscellaneous Claims, the Delaware Court approved the Company’s motion for an Interim Distribution of $10 million.  This distribution was made to the Company’s stockholders on July 15, 2020.

On November 12, 2020, the Company filed a Motion for Second Interim Distribution to Stockholders and to Set Final Reserve with the Delaware Court (the “Second Interim Distribution”).  That motion, which was opposed by Honeycrest, the sole remaining claimant against the Company, asked the Delaware Court to reduce its previously set Honeycrest Reserve from $6.9 million to $1.8 million, and to approve a second distribution to the Company’s stockholders of $5 million.  In seeking a reduction of the Honeycrest Reserve, the Company noted a 2019 mediation had failed, and a subsequent request to reengage in mediation had been rejected; that an offer to settle had been rejected without counteroffer; the 2017 Honeycrest litigation had been dismissed and that dismissal had been on appeal for over two years; Honeycrest’s motion for sanctions for alleged spoliation of documents in the 2001 Honeycrest litigation had been dismissed, following which Honeycrest had filed a notice of appeal; and the litigation was over 23 years old, with no end in sight.  In requesting the Second Interim Distribution, the Company noted that its assets were declining with the passage of time as expenses, especially those related to litigation, substantially exceeded any revenue that could be earned from fixed income investments, and that the penalty of declining assets was being borne by the Company’s stockholders.  On March 5, 2021, the Delaware Court ruled from the bench and denied the Company’s motion for a Second Interim Distribution. The Delaware Court encouraged the parties to submit their dispute to alternative dispute resolution and ruled that it would hold status conferences every two months until the claims of Honeycrest were resolved.

Under Delaware General Corporation Law, all corporations that have been dissolved shall be continued for a term of 3 years from the time of dissolution, or for such longer period as the Delaware Court shall in its discretion direct, for the purpose of winding up the corporation. The Company filed its Certificate of Dissolution with the Secretary of State of the State of Delaware on May 27, 2016. Accordingly, the 3-year period of continuance was set to expire, if not extended by direction of the Delaware Court, on May 27, 2019 (the “Continuance Date”). In order to permit the corporation to continue winding up, the Continuance Date has been extended by the Delaware Court, most recently to December 31, 2021, however, the Company currently expects its existence to end prior to that date. The Company intends to petition the Delaware Court to terminate the Company’s existence after the Company makes its Second and Final Distribution and when the Company’s liquidation and dissolution is complete, following which the Company plans to file a final Current Report on Form 8-K and a Form 15, to deregister its common stock.

NOTE 7 — SUBSEQUENT EVENTS

The Company’s management evaluated subsequent events through August 31, 2021. The Company’s management is not aware of any significant events that occurred subsequent to the date of the consolidated statements of net assets but prior to August 31, 2021 that have not otherwise been disclosed herein in these consolidated financial statements, which would have a material impact on its consolidated financial statements, except for the following:

As reported earlier, Swisher and Honeycrest entered into a Settlement Agreement dated August 3, 2021 that was approved by the Delaware Court on August 6, 2021. On August 12, 2021, all of the pending New York cases and appeals were discontinued with prejudice and Honeycrest acknowledged receipt of the $5.3 million Settlement Agreement payment made by Swisher on August 11, 2021 in full settlement of all known or unknown matters. Also, the Company expects to make final payments to all remaining vendors and creditors during the month of August 2021 or shortly thereafter.

On August 31, 2021, the Company filed a motion with the Delaware Court seeking approval to make a Second and Final Distribution of approximately $2.1 million to its stockholders.